Exhibit 99.1

Violin Memory Common Stock Begins

Trading on OTCQX on October 28, 2016

SANTA CLARA, Calif. – October 28, 2016 – Violin Memory®, Inc. (OTCQX: VMEM) announced today that shares of its common stock began trading on the OTCQX market on October 28, 2016.

The OTCQX market offers transparent and efficient trading of the securities of established U.S. and international companies. To qualify for the OTCQX market, companies must meet financial standards, demonstrate compliance with corporate governance standards, and, with respect to Violin, be in compliance with Securities and Exchange Commission (“SEC”) reporting and disclosure requirements. Violin’s common stock will trade on the OTCQX under the company’s New York Stock Exchange symbol “VMEM.”

On October 27, 2016, the New York Stock Exchange (“NYSE”) issued a press release announcing that the staff of NYSE Regulation determined to suspend trading immediately and commence proceedings to delist Violin’s common stock from the NYSE because Violin is not in compliance with the NYSE’s continued listing standard requiring listed companies to maintain an average global market capitalization over a thirty trading-day period of at least $15 million. On October 28, 2016, the NYSE notified Violin in writing of the determination to suspend trading and commence proceedings.

Violin has the right to a review of NYSE Regulation’s determination by a Committee of the Board of Directors of the NYSE, and that the NYSE will apply to the SEC to delist Violin’s common stock upon completion of all application procedures, including any appeal by Violin of NYSE Regulation’s determination. Violin will consider all of its options, including its option to pursue a review, in responding to the NYSE notification.

About Violin Memory, Inc.

Violin Memory, the disruptive innovator in All Flash Arrays, is revolutionizing how businesses operate by enabling storage technology to Be Instrumental to their company by changing the SLAs and capabilities of private, hybrid and public cloud environments. The Flash Storage Platform™, powered by Concerto OS™, a fully integrated storage operating system, is the industry leader in the combination of every significant category measured in all flash arrays: low latency, affordability, density, scalability and performance. With tightly integrated data services, the Violin Flash Storage Platform provides a unique combination of data protection, business continuity, and data reduction services onto a flexible, uniquely scalable solution called Scale Smart™, delivering significant CAPEX and OPEX savings. Founded in 2005, Violin Memory is headquartered in Santa Clara, California. For more information, visit www.violin-memory.com.

Forward-Looking Statements

This public announcement contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the following: Violin’s ability to trade and continue to be qualified to trade on the OTCQX market; the transparency and efficiency of trading in Violin’s common stock on the OTCQX market; the results of any review of NYSE Regulation’s determination that Violin make seek to pursue; the potential benefits that customers and others may realize as the result of using Violin’s products and services; the performance and capabilities of Violin’s products and services; and Violin’s business plans and strategy. There are a significant number of risks and uncertainties that could affect Violin’s business performance and financial results, including those set forth under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” in Violin’s Quarterly Report on Form 10-Q for the quarterly period ended July 31, 2016, which was filed with the U.S. Securities and Exchange Commission, and which is available on the Violin’s investor relations website at investor.violin-memory.com and on the SEC’s website at www.sec.gov. All forward-looking statements in this public announcement are based on information available to Violin as of the date hereof, and Violin does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.

Violin Memory, Inc.

Investor Relations

650-396-1525

ir@vmem.com